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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported: February 19, 2001)


                                AMERUS GROUP CO.
               (Exact Name of Registrant as Specified in Charter)


            IOWA                        000-30898                42-1458424
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                     Identification No.)


           699 WALNUT STREET
            DES MOINES, IOWA                                      50309-3948
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (515) 362-3600




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         KPMG LLP is currently the independent auditors for AmerUs Group Co. (the Company). On February 19, 2001, management of the Company notified KPMG that their appointment as independent auditors will be terminated effective upon issuance of KPMG's reports on the consolidated financial statements of the Company and subsidiaries for the year ended December 31, 2000. Ernst & Young LLP will be engaged as independent auditors effective upon KPMG's termination. The decision to change auditors was recommended by the audit committee of the board of directors and approved by the board of directors.

         In connection with the audits of the two fiscal years ended December 31, 1999, and the subsequent interim period through February 19, 2001, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         The audit reports of KPMG on the consolidated financial statements of AmerUs Group Co. and subsidiaries as of and for the years ended December 31, 1999 and 1998, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG is attached as Exhibit 16.1.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AMERUS GROUP CO.


                                         By:  /s/ James A. Smallenberger
                                            ----------------------------------
                                                  James A. Smallenberger
                                                  Senior Vice President &
                                                  Corporate Secretary

Dated:  February 23, 2001


                                     EXHIBIT


Exhibit 16.1 Letter from KPMG to the Securities and Exchange Commission dated
             February 23, 2001.